UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021 (December 1, 2021)

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Supplemental Indenture

On December 1, 2021, Exela Intermediate LLC (the “Company”), a wholly-owned subsidiary of Exela Technologies, Inc., and Exela Finance Inc., a wholly-owned subsidiary of Exela Technologies, Inc. (the “Co-Issuer” and, together with the Company, the “Issuers”), and Wilmington Trust, National Association, as trustee (the “Old Notes Trustee”), entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the indenture, dated as of July 12, 2017 (as amended and supplemented by (i) the first supplemental indenture, dated as of July 12, 2017 and (ii) the second supplemental indenture, dated as of May 20, 2020, the “Old Notes Indenture”), by and among the Issuers, the guarantors party thereto from time to time and the Old Notes Trustee, governing the Issuers’ outstanding 10.000% First-Priority Senior Secured Notes due 2023 (the “Old Notes”). The Third Supplemental Indenture amends the Old Notes Indenture and the Old Notes to effectuate the proposed amendments pursuant to the Consent Solicitation (as defined below), including to eliminate substantially all of the restrictive covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions, including certain provisions relating to future guarantors and defeasance, contained in the Old Notes Indenture and the Old Notes. In addition, all of the collateral securing the Old Notes will be released pursuant to the Third Supplemental Indenture. The amendments (including the release of collateral) set forth in the Third Supplemental Indenture will become operative when the validly tendered Old Notes are accepted for purchase by the Issuers pursuant to the Exchange Offer (as defined below).

A copy of the Third Supplemental Indenture is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On December 2, 2021, the Issuers issued a press release announcing the extension of the early tender time and the expiration time from 5:00 p.m., New York City time, on December 1, 2021 (the “Original Tender Time”) to 5:00 p.m., New York City time, on December 3, 2021 (the “Extended Tender Time”) with respect to their previously announced offer to exchange (the “Exchange Offer”) up to $225.0 million in cash and new 11.500% First-Priority Senior Secured Notes due 2026 for the Issuers’ outstanding Old Notes and a solicitation of consents to proposed amendments with respect to the Old Notes (the “Consent Solicitation”). The deadline to validly withdraw tenders of the Old Notes has expired and was not extended. As of the Original Tender Time, approximately $893.5 million aggregate principal amount, or approximately 95.5%, of the Old Notes were validly tendered (and not validly withdrawn) pursuant to the Exchange Offer (excluding any Old Notes held by the Issuers or affiliates). As of the Original Tender Time, the Issuers received requisite consents for the proposed amendments with respect to the Old Notes as set forth in the Third Supplemental Indenture.

The terms and conditions of the Exchange Offer and the Consent Solicitation are set forth in the Issuers’ confidential offering memorandum and consent solicitation statement, dated October 27, 2021, as supplemented by (i) the Issuers’ supplement no. 1 to the confidential offering memorandum and consent solicitation statement, dated November 19, 2021 and (ii) the Issuers’ supplement no. 2 to the confidential offering memorandum and consent solicitation statement, dated November 26, 2021, relating to the Old Notes. A copy of the press release announcing the extension of the early tender time and the expiration time with respect to the Exchange Offer and the Consent Solicitation is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated as of December 1, 2021, by and among Exela Intermediate LLC, Exela Finance Inc. and Wilmington Trust, National Association, as trustee.
99.1	Press release, dated December 2, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
	Name:	Erik Mengwall
	Title:	Deputy General Counsel, Secretary

Date:	December 2, 2021

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